Exhibit 10(a)

Execution Copy

STEPAN COMPANY

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

Dated as of October 25, 2011

to:

NOTE PURCHASE AGREEMENT

dated as of September 29, 2005

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of October 25, 2011 (this “First Amendment”), is among STEPAN COMPANY, a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

R E C I T A L S:

A. The Company and each of the purchasers named therein have heretofore entered into (i) a Note Purchase Agreement dated as of September 29, 2005 (the “2005 Note Purchase Agreement”), pursuant to which the Company issued its $40,000,000 5.69% Series 2005-A Senior Notes, due November 1, 2018 (the “2005 Notes”) and (ii) a First Supplement to Note Purchase Agreement dated as of June 1, 2010 (the “2010 Supplement” and, together with the 2005 Note Purchase Agreement, the “Note Purchase Agreement”), pursuant to which the Company issued its $40,000,000 5.88% Series 2010-A Senior Notes due June 1, 2022 (the “2010 Notes” and, together with the 2005 Notes, the “Notes”).

B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION	1. FIRST AMENDMENT.

Section 1.1. Section 10.4 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Section 10.4. Priority Debt. The Company will not at any time permit the aggregate amount of all Priority Debt to exceed 25% of Consolidated Adjusted Tangible Net Worth (Consolidated Adjusted Tangible Net Worth to be determined as of the end of the then most recently ended fiscal quarter of the Company).

Section 1.2. Section 10.8 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Section 10.8. Restrictions on Investments. The Company will not and will not permit any Restricted Subsidiary to make any Investment, or commit to make any Investment, in any Unrestricted Subsidiaries after June 30, 2011, if, immediately after giving effect to any such proposed Investment, the aggregate amount of such proposed Investment (together with all prior Investments in Unrestricted Subsidiaries made after June 30, 2011 pursuant to this Section 10.8 (all such Investments to be taken at the cost thereof at the time of making such Investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal after June 30, 2011) shall exceed 30% of Consolidated Tangible Net Worth as of the date of such proposed Investment.

Section 1.3. Schedule B of the Note Purchase Agreement is hereby amended by (i) deleting the definition of “Priority Debt” in its entirety and replacing it with the following:

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Debt of Subsidiaries (including all Guaranties of Debt but excluding (x) Debt owing to the Company or any other Subsidiary, (y) Debt outstanding at the time such Person became a Subsidiary, provided that such Debt shall have not been incurred in contemplation of such Person becoming a Subsidiary, and (z) all Guaranties of Debt of the Company by any Subsidiary which has also guaranteed the Notes) and (ii) all Debt of the Company and its Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (i), inclusive, of Section 10.5 (including for purposes of such subparagraphs, Debt secured by Liens on assets of Unrestricted Subsidiaries in the same manner as Liens are permitted on the assets of Restricted Subsidiaries in such subparagraphs, except that, solely for purposes of this definition of Priority Debt, subparagraph (f) of Section 10.5 shall be read as permitting only Liens existing as of the Closing Date and reflected in Schedule 10.5 and Liens existing on the date of the First Amendment and reflected in Exhibit A thereto with respect to Unrestricted Subsidiaries).

and (ii) adding the following new defined terms in the appropriate alphabetical order therein:

“Consolidated Adjusted Tangible Net Worth” shall mean the sum of the amounts set forth on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and as of any date selected by the Company not more than 45 days prior to the taking of any action for the purpose of which the determination is being made, which appears as (a) the par or stated value of all outstanding stock, (b) capital, paid-in and earned surplus and (c) long term deferred tax liabilities, less the sum of (i) any surplus resulting from any write-up of assets, (ii) good will, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess, (iii) any amounts by which Investments in Persons appearing on the asset side of the balance sheet exceed the lesser of cost or the proportionate share of such corporation in the book value of the assets of such Persons, provided that such book value shall be reduced by any amounts representing restrictions on the payment of dividends by such Persons pursuant to any law, charter provisions, mortgage or indenture or, in lieu of the foregoing, any Investment may be carried at its market value if the securities representing such Investment are publicly traded, (iv) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses), (v) any amounts at which shares of capital stock of the Company appear on the asset side of such balance sheet, (vi) any amount of Indebtedness not included on the liability side of such balance sheet and (vii) other comprehensive income or expense (as defined by GAAP), to the extent included in subclause (a), (b) or (c) above.

“First Amendment” means the First Amendment to Note Purchase Agreement dated as of October 25, 2011, among the Company and each of the institutions which is a signatory thereto.

SECTION	2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

Section 2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this First Amendment) that:

(a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment, and the Note Purchase Agreement as amended by this First Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(b);

(c) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default under the Note Purchase Agreement has occurred which is continuing; and

(d) all of the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except that any representation or warranty made as of a specific date shall be deemed made as of such specific date.

Execution and delivery by the Company of this First Amendment constitutes the certification by the Company that the foregoing representations and warranties are true and correct on and with respect to the date hereof.

SECTION	3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this First Amendment, duly executed by the Company and the Required Holders of the Notes under the Note Purchase Agreement, shall have been delivered to the Noteholders; and

(b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION	4. PAYMENT OF NOTEHOLDERS’ COUNSEL FEES AND EXPENSES.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION	5. MISCELLANEOUS.

Section 5.1. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and each of the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This First Amendment shall be governed by and construed in accordance with Illinois law.

Section 5.5. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first written above

STEPAN COMPANY

By	/s/ James E. Hurlbutt
Name: James E. Hurlbutt
Title: Vice President and Chief Financial Officer

Accepted as of the date first written above:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc.

By	/s/ Robert W. Eccles
Name: Robert W. Eccles
Title: Sr. Managing Director

We acknowledge that Connecticut General Life Insurance Company holds $15,000,000 5.69% Series 2005-A Senior Notes, due November 1, 2018.

We acknowledge that Connecticut General Life Insurance Company holds $8,000,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc.

By	/s/ Robert W. Eccles
Name: Robert W. Eccles
Title: Sr. Managing Director

We acknowledge that Life Insurance Company of North America holds $5,000,000 5.69% Series 2005-A Senior Notes, due November 1, 2018.

We acknowledge that Life Insurance Company of North America holds $2,000,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

Accepted as of the date first written above.

MONY LIFE INSURANCE COMPANY

By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Advisor

We acknowledge that MONY Life Insurance Company holds $5,500,000 5.69% Series 2005-A Senior Notes, due November 1, 2018.

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Advisor

We acknowledge that AXA Equitable Life Insurance Company holds $12,000,000 5.69% Series 2005-A Senior Notes, due November 1, 2018.

We acknowledge that AXA Equitable Life Insurance Company holds $10,000,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

Accepted as of the date first written above.

HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY

By: Alliance Capital Management LP, its

Investment Advisor

By

Name:

Title:

We acknowledge that Horizon Blue Cross Blue

Shield of New Jersey holds $2,500,000 5.69%

Series 2005-A Senior Notes, due November 1, 2018.

Accepted as of the date first written above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Anthony Coletta
Vice President

We acknowledge that The Prudential Insurance Company of America holds $10,400,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:   Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Anthony Coletta
Vice President

We acknowledge that Prudential Retirement Insurance and Annuity Company holds $6,600,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

FORETHOUGHT LIFE INSURANCE COMPANY

By:   Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:   Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Anthony Coletta
Vice President

We acknowledge that Forethought Life Insurance Company holds $3,000,000 5.88% Series 2010-A Senior Notes Due June 1, 2022.

EXHIBIT A

EXISTING LIENS

OBLIGOR	CREDITOR	DESCRIPTION OF INDEBTEDNESS	SECURITY	MATURITY	OUTSTANDING PRINCIPAL AMOUNT (000’S)
Stepan Europe S.A.S.	CIC	Short-Term Credit Line	Accounts Receivable	2016	$6,693
Stepan Europe S.A.S.	LCL	Short-Term Credit Line	Accounts Receivable	2015	$5,355
Stepan Europe S.A.S.	CIC, Paribas-BNP	Short-Term Credit Line	Accounts Receivable	Periodic	$0
Stepan UK Limited	HSBC	Short-Term Credit Line	Accounts Receivable	2012	$126
Stepan Quimica Ltda.	Banco Itau	Short-Term Credit Line	Accounts Receivable	2012	$0
Stepan Philippines, Inc.	United Coconut Planters Bank	Term Loan	PP&E	2014	$1,697
Stepan Philippines Quaternaries, Inc.	United Coconut Planters Bank	Term Loan	PP&E	2014	$6,417